SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 2, 2000
                                                          -------------



                               ISG RESOURCES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                 Utah                                            87-0327982
                 ----                                            ----------
            (State or Other           (Commission              (IRS Employer
            Jurisdiction of           File Number)          Identification No.)
            Incorporation)


     136 East South Temple, Suite 1300,     Salt Lake City, Utah         84111
------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (801) 236-9700
                                                           --------------

Item 2.  Acquisition or Disposition of Assets

         On March 2, 2000, ISG Resources, Inc. (ISG), and ISG Manufactured Products, Inc., a wholly-owned subsidiary of ISG, acquired a Texas registered limited liability partnership known as Don's Building Supply L.L.P. (Don's) f/k/a Don's Building Supply, Inc. Don's is engaged in the retail and wholesale distribution of masonry construction materials to residential and commercial contractors.

         ISG has accounted for this acquisition under the purchase method of accounting. ISG established through negotiation and subsequent adjustment a purchase price of $5,400,000 in cash for the entire partnership interest held by Charlie A. Meador, Stephen D. Smith, Victoria L. Smith, Deanna R. Smith, Charlie
E. Meador and Blake A. Meador, individuals residing in the state of Texas. The purchase price is subject to further adjustment based upon certain factors as specified within the purchase agreement. A copy of the purchase agreement is attached.

Item 7. Financial Statements and Exhibits.

         (a) Financial Statements of Businesses Acquired. The audited financial statements of Don's Building Supply L.L.P. as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997 are attached hereto beginning at page F-1.

         (b) Pro Forma Financial Information. The unaudited pro forma financial information for the three months ended March 31, 2000 and the year ended December 31, 1999 set forth below is presented as if the acquisition of Don's occurred on January 1, 1999. This information is presented for illustrative purposes only and is not necessarily indicative of what the Company's financial position or results of operations would have been had the acquisition of Don's occurred on that date. This information reflects all adjustments, consisting of normal recurring accruals, which in the opinion of management are necessary for a presentation of results for the respective periods in accordance with generally accepted accounting principles.

         The purchase price of the acquisition was allocated based on estimated fair values at the date of acquisition. Goodwill resulting from this acquisition is being amortized on a straight-line basis over 20 years.

         Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Three Months Ended March 31, 2000
                             (Dollars in thousands)

                                             ISG          Don's
                                          Resources  Pre-Acquisition                       Pro Forma
                                         Historical     Historical      Combined   Adjustments     Combined
Sales                                        $32,518        $    830      $33,348                $   33,348
Cost of sales, excluding depreciation         24,737             633       25,370                    25,370
Depreciation and amortization                  3,287               9        3,296       47 a          3,343
New product development                          612               -          612                       612
Selling, general and administrative            4,801             105        4,906                     4,906
      Income (loss) from operations             (919)             83         (836)                     (883)
Interest income                                    8               4           12                        12
Interest expense                              (3,539)              -       (3,539)   (135) b         (3,674)
Other income, net                                 41               -           41                        41
      Income (loss) before income taxes       (4,409)             87       (4,322)                   (4,504)
Income tax benefit                             1,249               -        1,249       17 c          1,266
      Net income (loss)                    $  (3,160)        $    87     $ (3,073)                 $ (3,238)
                                          =========================================              ===========


         Unaudited Pro Forma Condensed Combined Statement of Operations
                      For the Year Ended December 31, 1999
                             (Dollars in thousands)

                                             ISG
                                          Resources       Don's                            Pro Forma
                                         Historical     Historical      Combined    Adjustments     Combined
Sales                                       $156,205    $   6,137        $162,342                  $162,342
Cost of sales, excluding depreciation        108,664        4,680         113,344                   113,344
Depreciation and amortization                 13,091           53          13,144       189 a        13,333
New product development                        2,166            -           2,166                     2,166
Selling, general and administrative           18,962          430          19,392                    19,392
      Income from operations                  13,322          974          14,296                    14,107
Interest income                                   44            8              52                        52
Interest expense                             (13,392)         (20)        (13,412)     (486) b      (13,898)
Other income, net                                312            1             313                       313
      Income before income taxes                 286          963           1,249                       574
Income tax expense                              (648)           -            (648)     (167) c         (815)
      Net income (loss)                      $  (362)    $    963         $   601                    $ (241)
-----------------------------------------=========================================-----------------=========


  (a)  Reflects amortization of goodwill recorded upon acquisition.
  (b) Reflects an increase in interest expense resulting from borrowings under the Secured Credit Facility occurring concurrently with the acquisition of Don's.
  (c) Reflects the income tax effect of the pro forma adjustments, net of income tax expense recorded for Don's, a partnership which previously has not recorded income taxes.

         (c)    Exhibits.

               (i) The Purchase Agreement was filed as an exhibit to the Company's 8-K filed on March 17, 2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ISG RESOURCES, INC.
                                                     --------------------
                                                     (registrant)

May 16, 2000                                         BY: /s/ R. Steve Creamer
------------                                            ------------------------
(Date)                                                  R. STEVE CREAMER,
                                                        CHIEF EXECUTIVE OFFICER

                           Don's Building Supply, LLP

                              Financial Statements

                  Years ended December 31, 1999, 1998 and 1997


                                    Contents

Report of Independent Auditors .......................................... F-2

Audited Financial Statements

Balance Sheets .......................................................... F-3
Statements of Income and Equity.......................................... F-5
Statements of Cash Flows ................................................ F-6
Notes to Financial Statements ........................................... F-7

                         Report of Independent Auditors

Partners
Don's Building Supply, LLP

We have audited the accompanying balance sheets of Don's Building Supply, LLP (the "Company") as of December 31, 1999 and 1998, and the related statements of income and equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Don's Building Supply, LLP at December 31, 1999 and 1998, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                                      Ernst & Young LLP


April 7, 2000
Salt Lake City, Utah

                           Don's Building Supply, LLP

                                 Balance Sheets

                                                              December 31
                                                          1999         1998
                                                     ------------- -----------
Assets
Current assets:

     Cash                                             $  356,129    $  380,519
     Accounts receivable (net of allowance for
       doubtful accounts of $22,000 at December
       31, 1999 and $19,000 at December 31, 1998)        722,283       589,635
     Inventories                                         393,735       361,580
     Note receivable from related party                   25,000             -
     Prepaid expenses and other current assets            24,330        19,057
                                                     ---------------------------
 Total current assets                                  1,521,477     1,350,791

Property, plant, and equipment
     Land                                                 99,060        69,060
     Buildings                                           578,782       458,800
     Machinery and equipment                             141,867       141,867
     Transportation equipment                            142,162       159,560
     Furniture and fixtures                               42,959        37,641
                                                     ---------------------------
                                                       1,004,830       866,928
     Accumulated depreciation                            362,233       363,289
                                                     ---------------------------
                                                         642,597       503,639

Restricted cash                                          100,000             -
Other assets                                               2,318           130
                                                     ---------------------------
Total assets                                          $2,266,392    $1,854,560
                                                     ===========================

                                                          December 31
                                                      1999            1998
                                                  -------------- ---------------
Liabilities and equity
Current liabilities:
     Trade accounts payable                         $366,915         $   260,024
     Accrued compensation                                  -              52,000
     Accrued expenses                                 16,593              17,292
     Current portion of long-term debt                28,125                   -
     Current portion of capital lease obligation           -              13,480
     Current portion of note payable
        to former partner                            100,000             100,000
                                                  ------------------------------
Total current liabilities                            511,633             442,796

Long-term debt                                       125,266                   -
Note payable to former partner                       100,000             200,000

Commitments and contingencies

Equity                                             1,529,493           1,211,764

                                                  -------------- ---------------
Total liabilities and equity                      $2,266,392          $1,854,560
                                                  ============== ===============

See accompanying notes.

                           Don's Building Supply, LLP

                         Statements of Income and Equity

                                                                      Year ended December 31
                                                           1999                1998                1997
                                                    ------------------- ------------------- -------------------
Revenues                                                 $6,137,234        $5,097,645             $5,447,951

Costs and expenses:
     Cost of goods sold                                   4,707,559         3,918,367              4,216,227
     Selling, general and administrative                    455,773           397,187                435,552
                                                    ------------------- ------------------- -------------------
                                                          5,163,332         4,315,554              4,651,779
                                                    ------------------- ------------------- -------------------
                                                            973,902           782,091                796,172

Other income (expense):
      Interest expense                                      (20,244)          (26,089)               (25,596)
      Interest income                                         7,889             4,545                  4,622
      Other                                                   1,182             1,891                  1,839
                                                    ------------------- ------------------- -------------------
                                                            (11,173)          (19,653)               (19,135)
                                                    ------------------- ------------------- -------------------
Net income                                                  962,729           762,438                777,037
Distributions                                              (645,000)         (628,640)              (431,000)
Purchase of partner's interest                                    -          (480,000)                     -
Beginning equity                                          1,211,764         1,557,966              1,211,929
                                                    ------------------- ------------------- -------------------
Ending equity                                            $1,529,493        $1,211,764             $1,557,966
                                                    =================== =================== ===================

See accompanying notes.

                           Don's Building Supply, LLP

                            Statements of Cash Flows

                                                                    Year ended December 31
                                                             1999            1998            1997
                                                       --------------------------------------------------
Cash flows from operating activities
Net income                                                $   962,729     $   762,438     $   777,037
Adjustments   to  reconcile  net  income  to  net  cash
   provided by operating activities:
     Depreciation and amortization                             52,702          55,298          62,678
     Changes in operating assets and liabilities:
         Accounts receivable                                 (132,648)         62,026        (146,707)
         Inventories                                          (32,155)        (26,538)            695
         Prepaid expenses and other assets                     (7,461)            413           3,354
         Trade accounts payable                               106,891          70,423          36,928
         Accrued compensation                                 (52,000)         34,000         (22,000)
         Accrued expenses                                        (699)            486            (294)
                                                       --------------------------------------------------
Net cash provided by operating activities                     897,359         958,546         711,691

Cash flows from investing activities
Issuance of note receivable to a related party                (25,000)              -               -
Change in restricted cash                                    (100,000)              -               -
Purchases of property, plant and equipment                    (28,016)              -         (12,325)
                                                       ---------------------------------------------------
Net cash used in investing activities                        (153,016)              -         (12,325)

Cash flows from financing activities
Payments of long-term debt                                    (10,253)       (169,641)       (127,732)
Payments on capital leases                                    (13,480)        (12,325)              -
Payments on note to former partner                           (100,000)       (100,000)
Distributions                                                (645,000)       (628,640)       (431,000)
Purchase of withdrawing partner's interest                          -         (80,000)              -
                                                       --------------------------------------------------
Net cash used in financing activities                        (768,733)       (990,606)       (558,732)
                                                       --------------------------------------------------
Net (decrease) increase in cash                               (24,390)        (32,060)        140,634

Cash at beginning of year                                     380,519         412,579         271,945
                                                       --------------------------------------------------
Cash at end of year                                       $   356,129     $   380,519     $   412,579
                                                       ==================================================

Cash paid during the year for interest                    $    20,244     $    26,089     $    25,596
                                                       ==================================================

See accompanying notes.

                           Don's Building Supply, LLP

                          Notes to Financial Statements

                                December 31, 1999

1.       Organization

The Company is primarily engaged in the retail and wholesale distribution of masonry construction materials to residential and commercial contractors from its Texas location. These products include lath, plaster, stucco and a synthetic product. Additionally, the Company manufactures certain dry mix products.

Prior to December 31, 1998, the Company was incorporated as an S-Corporation. Effective December 31, 1998, the Company registered with the state of Texas to become a limited liability partnership.

2.       Significant Accounting Policies

Revenue Recognition

Revenues are recognized when materials are shipped to customers or sold over-the-counter in the Company's store.

Concentration of Risk

The Company generally maintains its cash balances at financial institutions located in Texas. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000 each. At December 31, 1999 and 1998, the Company's uninsured cash balances totaled $256,000 and $181,000, respectively.

Generally, the Company does not require collateral or other security to support trade accounts receivable. The Company's five largest customers accounted for approximately 50% of the revenues in 1999, 42% in 1998 and 30% in 1997. Three of these customers each accounted for greater than 10% of the Company's sales in 1999, and one of these customers accounted for greater than 10% of the Company's sales in 1998 and 1997. Historically, the Company has not had significant uncollectable accounts.

The Company purchases the majority of its raw materials from a few suppliers. In 1999, 1998 and 1997, respectively, cost of goods sold associated with the purchase of raw materials from the five largest suppliers totaled approximately $2,607,000, $2,035,000 and $2,158,000.

                           Don's Building Supply, LLP

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Restricted Cash

In conjunction with the Company's conversion from an S-Corporation to a limited liability partnership, the state of Texas required that the Company deposit $100,000 in a trust. The trust is deemed to be irrevocable unless and until one of the following conditions is met: (1) the assets of the trust are depleted,
(2) the maintenance of the trust is no longer necessary for the partners to be afforded liability protections under the laws of the state of Texas, or (3) the Company has ceased operations and maintenance of the trust is no longer necessary for the protection of potential creditors.

Inventories

Inventories are primarily valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Manufactured finished goods inventory is valued at the cost of production.

Property, Plant and Equipment

Property, plant, and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed using accelerated and straight-line methods at rates adequate to recover costs over the assets' useful lives which range from three to thirty-one years.

As required by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management evaluates the carrying value of all long-lived assets to determine recoverability when indicators of impairment are present based generally on an analysis of undiscounted cash flows. Management believes no material impairment in the value of long-lived assets exists at December 31, 1999.

Income Taxes

Prior to 1998, the Company had elected to be taxed as an S-Corporation for federal and state income tax purposes. Subsequent to 1998 as part of the Company's conversion to a limited liability partnership, the Company, as permitted under Texas state law, elected to continue to be taxed as an S-Corporation for federal income tax purposes. Under S-Corporation rules, substantially all of the Company's income tax liabilities are imposed on the stockholders. Accordingly, no federal or state income taxes are recorded.

                           Don's Building Supply, LLP

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.       Inventories

Inventories at December 31 comprised the following:

                                       1999                1998
                                 ------------------- -----------------
          Raw Materials             $    16,469        $    15,124
          Finished Goods                377,266            346,456
                                 ------------------- -----------------
                                       $393,735           $361,580
                                 =================== =================

4.       Long-Term Debt

In 1999, the Company executed a note for approximately $136,000 for the purchase of land and a building, plus cash of approximately $18,000. The amount outstanding under this note as of December 31, 1999 is $127,307. Monthly principal payments total $1,137 through April 1, 2009. The note bears interest at 7.75% and is secured by the property with a net book value of $151,845 at December 31, 1999.

In 1999, the Company executed a note for the purchase of certain equipment for approximately $27,000. The amount outstanding under this note as of December 31, 1999 is $26,085. Monthly principal and interest payments total approximately $1,134 through October 1, 2001. The note bears interest at 9% and is secured by the equipment with a net book value of $21,850 at December 31, 1999.

In 1998, the Company entered into a note with a former shareholder for the repurchase of his stock. The amount outstanding under this note as of December 31, 1999 and 1998 is $200,000 and $300,000, respectively. The note bears interest at 5%. Principal payments of $25,000 per quarter are to be made under the terms of this note through December 31, 2001. This note was paid off in connection with the sale of the Company discussed in Note 9.

Principal  payments  of these  notes  for the next five  years  are as  follows:
2000--$128,125;   2001--$125,240;   2002  to   2004--$13,640   in   each   year;
thereafter--$59,106.

                           Don's Building Supply, LLP

5.       Capital Lease

In 1998, the Company entered into a capital lease for certain equipment. At December 31, 1998, payments totaling $14,147 remained under this agreement, $13,480 of which related to the principal portion. Remaining payments were made through December 1999. Gross cost of the equipment recorded under this capital lease was $25,805 with accumulated amortization of $5,161 and $10,322 at December 31, 1998 and 1999, respectively. Amortization expense associated with capital leases is included with depreciation expense.

6.       Related Party Transactions

The Company serves as a distributor for a related company and holds certain of its inventory on consignment. As of December 31, 1999, the Company had a note receivable from this company of $25,000 which was subsequently repaid.

The Company paid a related company approximately $38,000 in 1999 and $22,000 in 1998 and 1997 for products.

7.       Profit-Sharing Plan

The Company maintains a profit sharing plan for substantially all of its employees. Company contributions under the plan are at the discretion of the Board of Directors. Contribution expense related to this plan in 1999, 1998 and 1997 totaled $30,000.

8.       Purchase of a Withdrawing Shareholder's Interest

In 1998, the Company repurchased 40 shares of the outstanding stock from a shareholder for $480,000. This amount was determined to be the fair value of the stock through a valuation performed by an independent party. This amount is treated as a reduction in equity as this stock is deemed to be constructively retired. The Company paid $80,000 in cash and issued a note payable to the former shareholder for $400,000.

9.       Subsequent Events

In January 2000, the Company settled an outstanding lawsuit for $26,500. This amount was accrued by the Company at December 31, 1999 and is included in accounts payable in the accompanying balance sheet.

On March 2, 2000, the outstanding stock of the Company was acquired by ISG Resources, Inc. for $6,000,000 in cash. The purchase price is expected to increase or decrease within sixty days of the closing date based on 1999 EBITDA, as defined within the purchase agreement, and working capital as of February 29, 2000.